Exhibit 99.1

Fundamental Global Inc. Announces Reverse Stock Split

Mooresville, NC, October 28 ,2024 (GLOBE NEWSWIRE) – Fundamental Global Inc. (Nasdaq: FGF, FGFPP) (“Fundamental Global”) today announced that it will effect a one (1)-for-twenty-five (25) reverse stock split of its outstanding common stock, effective October 31, 2024 at 5:00 p.m., Eastern Time. The Company’s common stock should begin trading on a split-adjusted basis at the commencement of trading on November 1, 2024, under the Company’s existing trading symbol, “FGF.” The Company’s common stock has been assigned a new CUSIP number, 30329Y 304, in connection with the reverse stock split.

At the effective time of the reverse stock split, every twenty- five (25) shares of issued and outstanding common stock will be exchanged for one (1) share of common stock, with all fractional shares being rounded up to the nearest whole share. The reverse stock split will reduce the number of issued and outstanding shares of common stock from approximately 31.4 million pre-split shares to approximately 1.3 million post-split shares. The reverse stock split will also proportionally reduce the Company’s authorized shares of common stock from 100,000,000 shares to 4,000,000 shares.

The reverse stock split will be effected simultaneously for all outstanding shares of the Company’s common stock, and will affect all of the Company’s stockholders uniformly. The reverse stock split will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that it results in any of the Company’s stockholders owning a fractional share, as any resulting fractional share will be rounded up to the nearest whole share. The reverse stock split will not affect the par value of the Company’s common stock, and will also not affect the number of authorized shares or par value of our preferred shares. The rights and privileges of the holders of the common stock will be unaffected by the reverse stock split. Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and to the number of shares subject to outstanding restricted stock units.

Information for Stockholders

Broadridge Financial Solutions, LLC, the Company’s transfer agent is also acting as the exchange agent for the reverse stock split. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share, and no stockholders will receive cash in lieu of fractional shares.

About Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Forward-Looking Statements

In addition to the historical information included herein, this press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC, our Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other reports filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contacts:

investors@fundamentalglobal.com